Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE DELIVERS STRONG FIRST QUARTER PERFORMANCE
Strong demand drives excellent top-line growth; net sales increased 13% year-over-year

GREENVILLE, SC -- November 9, 2021 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the first quarter ended September 30, 2021. All results in this release reflect continuing operations only unless otherwise noted.

First Quarter Summary:	Quarter ended September 30,
	2021	2020	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$857,311	$757,342	13.2%
Gross profit	$101,300	$80,779	25.4%
Gross profit margin %	11.82%	10.67%	115	bp
Operating income	$30,328	$1,634	n/m
GAAP net income	$22,073	$(115)	n/m
GAAP diluted EPS	$0.86	$(0.01)	n/m
Select Non-GAAP measures:
Adjusted EBITDA	$41,394	$20,911	98.0%
Adjusted EBITDA margin %	4.83%	2.76%	207	bp
Non-GAAP net income	$25,550	$10,698	138.8%
Non-GAAP diluted EPS	$0.99	$0.42	135.7%
n/m - percentages are not meaningful

"Excellent top-line growth driven by strong demand proves our hybrid distribution strategy is winning," said Mike Baur, Chairman and CEO, ScanSource, Inc. "Our business is built for top-line growth, and we realized operational leverage from this growth in our outstanding bottom-line results."

Quarterly Results
Net sales for the first quarter of fiscal year 2022 totaled $857.3 million, up 13.2% year-over-year, or 12.9% year-over-year for organic growth. First quarter fiscal year 2022 net sales in the Specialty Technology Solutions segment increased 22.7% to $501.7 million, driven by broad-based growth across technologies. First quarter fiscal year 2022 net sales in Modern Communications & Cloud increased 2.0% to $355.6 million, reflecting the shift to cloud and subscriptions. For the Intelisys agency business, first quarter fiscal year 2022 net sales increased 13.7% year-over-year.

Gross profit for the first quarter of fiscal year 2022 totaled $101.3 million, up 25.4% year-over-year. Gross profit margin increased to 11.8% for the first quarter of fiscal year 2022, up from 10.7% for the prior year period. The increase is primarily due to a higher margin sales mix and higher vendor program recognition from higher sales.

For the first quarter of fiscal year 2022, operating income increased to $30.3 million from $1.6 million for the prior-year quarter. First quarter fiscal year 2022 non-GAAP operating income increased to $34.9 million for a 4.07% non-GAAP operating income margin, up from $15.8 million for the prior-year quarter.

Exhibit 99.1

On a GAAP basis, net income for the first quarter of fiscal year 2022 totaled $22.1 million, or $0.86 per diluted share, compared to net loss of $(0.1) million, or $(0.01) per diluted share, for the prior-year quarter. First quarter non-GAAP net income totaled $25.6 million, or $0.99 per diluted share, up from $10.7 million, or $0.42 per diluted share, for the prior-year quarter.

Adjusted EBITDA for the first quarter of fiscal year 2022 increased to $41.4 million, or 4.8% of net sales, compared to $20.9 million, or 2.8% of net sales in the prior-year quarter, primarily due to higher gross profits and operating leverage. Return on invested capital increased to 17.5% for first quarter fiscal year 2022.

Segment Changes

Effective with the first quarter of fiscal year 2022, the Company renamed its operating segments and aligned technologies with its hybrid distribution strategy across hardware, software, connectivity and cloud. The Company's segments follow:

•Specialty Technology Solutions (formerly Worldwide Barcode, Networking & Security)
•Modern Communications & Cloud (formerly Worldwide Communications & Services)

This change better aligns the Company's segment reporting with its go-to-market strategy. The reason the Company is making the change now is to reflect a supplier's business transition between the Company's technology segments. Both of the new segments include hardware, services, and recurring revenue opportunities. The Company reclassified certain prior year amounts in the segment results to conform with the current year presentation.

Annual Financial Outlook for Fiscal Year 2022

ScanSource reaffirms its previously provided guidance set forth below for the full fiscal year ended June 30, 2022.

FY22 Annual Outlook
Net sales growth, year-over-year	At least 5.5%
Adjusted EBITDA (non-GAAP)	At least $135 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense (effective with the first quarter of fiscal year 2022). For comparison, fiscal year 2021 Adjusted EBITDA, excluding share-based compensation totaled $118 million. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 4:15 p.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results in a conference call today, November 9, 2021, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY22 outlook, operating strategy, supply chain challenges, capital allocation plans, growth opportunities and the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, the failure to manage and implement the Company's organic growth strategy, the impact of the COVID-19 pandemic on the Company's operations and financial condition and the potential prolonged economic weakness brought on by COVID-19, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2021, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, and restructuring costs. Effective with the first quarter of fiscal year 2022, non-cash share-based compensation expense will also be added back in calculating Adjusted EBITDA. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly.

Return on invested capital ("ROIC"): ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of ROIC provides useful information to investors and is an additional relevant comparison of our performance. ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for partners across hardware, software, connectivity and cloud. ScanSource enables partners to deliver solutions for their customers to address changing end-user buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, software, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2021 Best Places to Work in South Carolina and on FORTUNE magazine’s 2021 List of World’s Most Admired Companies. ScanSource ranks #655 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2021	June 30, 2021*
Assets
Current assets:
Cash and cash equivalents	$55,491	$62,718
Accounts receivable, less allowance of $17,620 at September 30, 2021 and $19,341 at June 30, 2021	589,532	568,984
Inventories	493,541	470,081
Prepaid expenses and other current assets	117,849	117,860
Total current assets	1,256,413	1,219,643
Property and equipment, net	40,763	42,836
Goodwill	216,948	218,877
Identifiable intangible assets, net	99,496	104,860
Deferred income taxes	21,806	21,853
Other non-current assets	61,925	63,615
Non-current assets held for sale	—	—
Total assets	$1,697,351	$1,671,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$602,229	$634,805
Accrued expenses and other current liabilities	72,362	87,790
Income taxes payable	9,039	2,501
Current portion of long-term debt	8,785	7,843
Total current liabilities	692,415	732,939
Deferred income taxes	3,846	3,954
Long-term debt, net of current portion	132,171	135,331
Borrowings under revolving credit facility	56,400	—
Other long-term liabilities	66,425	68,269
Total liabilities	951,257	940,493
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,528,551 and 25,499,465 shares issued and outstanding at September 30, 2021 and June 30, 2021, respectively	74,817	71,253
Retained earnings	780,144	758,071
Accumulated other comprehensive loss	(108,867)	(98,133)
Total shareholders’ equity	746,094	731,191
Total liabilities and shareholders’ equity	$1,697,351	$1,671,684

*Derived from audited financial statements.

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2021	2020
Net sales	$857,311	$757,342
Cost of goods sold	756,011	676,563
Gross profit	101,300	80,779
Selling, general and administrative expenses	63,582	62,112
Depreciation expense	2,880	3,396
Intangible amortization expense	4,510	4,853
Restructuring and other charges	—	8,268
Change in fair value of contingent consideration	—	516
Operating income	30,328	1,634
Interest expense	1,660	1,913
Interest income	(1,026)	(481)
Other expense (income), net	263	364
Income before income taxes	29,431	(162)
Provision for income taxes	7,358	(47)
Net income (loss) from continuing operations	22,073	(115)
Net loss from discontinued operations	—	(11,704)
Net income (loss)	$22,073	$(11,819)
Per share data:

Net income (loss) from continuing operations per common share, basic	$0.87	$(0.01)
Net loss from discontinued operations per common share, basic	—	(0.46)
Net income (loss) per common share, basic	$0.87	$(0.47)
Weighted-average shares outstanding, basic	25,512	25,361

Net income (loss) from continuing operations per common share, diluted	$0.86	$(0.01)
Net loss from discontinued operations per common share, diluted	—	(0.46)
Net income (loss) per common share, diluted	$0.86	$(0.47)
Weighted-average shares outstanding, diluted	25,696	25,361

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$22,073	$(11,819)
Net loss from discontinued operations	—	(11,704)
Net income (loss) from continuing operations	22,073	(115)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	7,650	8,710
Amortization of debt issue costs	104	104
Provision for doubtful accounts	(1,027)	(8)
Share-based compensation	2,570	1,168
Deferred income taxes	(183)	139
Change in fair value of contingent consideration	—	516
Finance lease interest	17	37
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(26,714)	(68,726)
Inventories	(25,879)	31,155
Prepaid expenses and other assets	(1,174)	2,369
Other non-current assets	691	(274)
Accounts payable	(26,962)	92,419
Accrued expenses and other liabilities	(14,683)	7,827
Income taxes payable	6,558	(4,096)
Net cash (used in) provided by operating activities of continuing operations	(56,959)	71,225
Cash flows from investing activities of continuing operations:
Capital expenditures	(1,090)	(748)
Net cash used in investing activities of continuing operations	(1,090)	(748)
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	526,637	477,381
Repayments on revolving credit, net of expenses	(470,237)	(545,095)
Borrowings on long-term debt, net	(2,218)	(2,214)
Repayments of finance lease obligations	(316)	(327)
Exercise of stock options	994	—
Net cash provided by (used in) financing activities of continuing operations	54,860	(70,255)

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	—	31,853
Net cash flows used in investing activities of discontinued operations	—	(36)
Net cash flows used in financing activities of discontinued operations	—	(9,488)
Net cash flows provided by discontinued operations	—	22,329
Effect of exchange rate changes on cash and cash equivalents	(4,038)	(1,439)
(Decrease) Increase in cash and cash equivalents	(7,227)	21,112
Consolidated cash and cash equivalents at beginning of period	62,718	34,455
Consolidated cash and cash equivalents at end of period	55,491	55,567
Cash and cash equivalents of discontinued operations	—	5,678
Cash and cash equivalents of continuing operations	$55,491	$49,889

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2021	2020
Return on invested capital ratio (ROIC), annualized (a)	17.5%	8.9%

Reconciliation of net income to adjusted EBITDA:
Net income (loss) from continuing operations (GAAP)	$22,073	$(115)
Plus: Interest expense	1,660	1,913
Plus: Income taxes	7,358	(47)
Plus: Depreciation and amortization	7,650	8,710
EBITDA (non-GAAP)	38,741	10,461
Plus: Change in fair value of contingent consideration	—	516
Plus: Share-based compensation	2,570	1,168
Plus: Acquisition and divestiture costs(b)	83	498
Plus: Restructuring costs	—	8,268
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$41,394	$20,911

Invested Capital Calculations:
Equity – beginning of the quarter	$731,191	$678,246
Equity – end of the quarter	746,094	671,227
Plus: Change in fair value of contingent consideration, net of tax	—	390
Plus: Share-based compensation, net	1,922	878
Plus: Acquisition and divestiture costs(b)	83	498
Plus: Restructuring, net	—	6,250
Plus: Discontinued operations net loss	—	11,704
Average equity	739,645	684,597
Average funded debt (c)	197,406	243,268
Invested capital (denominator for ROIC) (non-GAAP)	$937,051	$927,865

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2021	2020	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$501,711	$408,777	22.7%
Foreign exchange impact (a)	(467)	—
Non-GAAP net sales, constant currency	$501,244	$408,777	22.6%

Modern Communications & Cloud:
Net sales, reported	$355,600	$348,565	2.0%
Foreign exchange impact (a)	(1,970)	—
Non-GAAP net sales, constant currency	$353,630	$348,565	1.5%

Consolidated:
Net sales, reported	$857,311	$757,342	13.2%
Foreign exchange impact (a)	(2,437)	—
Non-GAAP net sales, constant currency	$854,874	$757,342	12.9%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2021 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2020.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2021	2020	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$769,499	$683,603	12.6%

International:
Net sales, reported	$87,812	$73,739	19.1%
Foreign exchange impact(a)	(2,437)	—
Non-GAAP net sales, constant currency	$85,375	$73,739	15.8%

Consolidated:
Net sales, reported	$857,311	$757,342	13.2%
Foreign exchange impact(a)	(2,437)	—
Non-GAAP net sales, constant currency	$854,874	$757,342	12.9%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2021 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2020.

ScanSource Delivers Strong First Quarter Performance

	Quarter ended September 30, 2021
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$857,311	$—	$—	$—	$—	$857,311
Gross profit	101,300	—	—	—	—	101,300
Operating income	30,328	4,510	—	83	—	34,921
Other expense, net	897	—	—	—	—	897
Pre-tax income	29,431	4,510	—	83	—	34,024
Net income	22,073	3,394	—	83	—	25,550
Diluted EPS	$0.86	$0.13	$—	$—	$—	$0.99

	Quarter ended September 30, 2020
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$757,342	$—	$—	$—	$—	$757,342
Gross profit	80,779	—	—	—	—	80,779
Operating (loss) income	1,634	4,853	516	498	8,268	15,769
Other expense, net	1,796	—	—	—	—	1,796
Pre-tax (loss) income	(162)	4,853	516	498	8,268	13,973
Net (loss) income	(115)	3,675	390	498	6,250	10,698
Diluted EPS	$(0.01)	$0.14	$0.02	$0.02	$0.25	$0.42

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2022:

FY22 Outlook
GAAP, Operating Income	At least $92 million
Intangible amortization	$18 million
Depreciation expense	$14 million
Share-based compensation expense	$11 million
Adjusted EBITDA (non-GAAP)	At least $135 million

ScanSource Delivers Strong First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Segment Information:

	Quarter Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Sales:
Specialty Technology Solutions	$501,711	$515,445	$436,462	$455,248	$408,777
Modern Communications & Cloud	355,600	337,249	293,411	355,649	348,565
	$857,311	$852,694	$729,873	$810,897	$757,342

Depreciation and amortization:
Specialty Technology Solutions	$2,969	$3,139	$3,200	$3,308	$3,545
Modern Communications & Cloud	3,962	4,233	4,439	4,246	4,370
Corporate	719	719	719	794	795
	$7,650	$8,091	$8,358	$8,348	$8,710

Operating income (loss):
Specialty Technology Solutions	$14,104	$12,011	$8,713	$7,160	$1,684
Modern Communications & Cloud	16,307	11,466	11,555	11,814	8,716
Corporate	(83)	(191)	(832)	(1,844)	(8,766)
	$30,328	$23,286	$19,436	$17,130	$1,634